Exhibit 99.1

PHH CORPORATION ANNOUNCES INCREASE OF PREVIOUSLY ANNOUNCED
TENDER OFFER

Mt. Laurel, NJ — August 6, 2013 — PHH Corporation (NYSE:PHH) (“PHH” or the “Company”) announced today that it is increasing the maximum amount (the “Maximum Tender Amount”) of its 9¼% Senior Notes due 2016 (the “Notes”) that it is seeking to purchase for cash pursuant to its previously announced tender offer to $350 million, from the original amount of $300 million.

In conjunction with the tender offer, the Company also commenced a consent solicitation to amend the indenture governing the Notes to modify the covenants to conform them with the covenants in the indenture governing the Company’s 7.375% Senior Notes due 2019.

Full details of the terms and conditions of the tender offer are included in PHH’s Offer to Purchase, dated August 6, 2013, and the accompanying Letter of Transmittal.  Except for the increase in the Maximum Tender Amount and the increase in the proration percentage from 66.67% to 77.78%, all other terms and conditions of the tender offer are unchanged.

Holders who properly tender and do not withdraw their Notes and deliver their consents to the proposed amendments on or prior to 5:00 p.m., New York City time, on August 19, 2013, unless extended or earlier terminated (the “Consent Expiration Date”), will be eligible to receive the total consideration, which includes an early tender premium equal to $30.00 per $1,000 principal amount of the tendered Notes, as set forth in the table below.

CUSIP No.	Principal Amount Outstanding	Maximum Tender Amount	Security Description	Tender Offer Consideration (1)	Early Tender Premium (1)	Total Consideration (1)(2)

693320AL7	$450,000,000	$350,000,000	9¼% Senior Notes due 2016	$1,150	$30.00	$1,180

(1) Per $1,000 principal amount of Notes validly tendered and accepted for purchase.

(2) Inclusive of the Early Tender Premium.

Holders who properly tender after the Consent Expiration Date, but on or prior to the Offer Expiration Date (as defined below), will be eligible to receive as consideration the tender offer consideration, which will be equal to the total consideration less the early tender premium per $1,000 principal amount of the tendered Notes.

In addition, all Notes accepted for purchase will be entitled to receive accrued and unpaid interest from the last interest payment date to, but not including, the applicable settlement date.

The Company is offering to purchase up to the Maximum Tender Amount of Notes. If holders of Notes validly tender Notes in an aggregate principal amount in excess of the Maximum Tender Amount, the Company will only accept an amount of Notes equal to the Maximum Tender Amount.  In determining proration for the Notes, the Company will purchase that portion of a holder’s tendered Notes that is equal to the total amount of tendered Notes multiplied by a fraction, the numerator of which would equal the

Maximum Tender Amount and the denominator of which would equal the total principal amount of Notes tendered in the tender offer, rounded down to the nearest $1,000.00 principal amount. Whether a holder tenders before or after the Consent Expiration Date, all holders will be prorated equally.

The tender offer will expire at 11:59 p.m., New York City time, on September 3, 2013, unless extended or earlier terminated (the “Offer Expiration Date”). Settlement for Notes tendered on or prior to the Consent Expiration Date and accepted for purchase is expected to occur on the first business day following the Consent Expiration Date. The Company’s acceptance of and payment for Notes tendered is not conditioned upon the required consents having been received (and not validly revoked). The Company intends to accept for purchase 77.78% of the Notes tendered on or prior to the Consent Expiration Date.

Settlement for Notes tendered after the Consent Expiration Date, but on or prior to the Offer Expiration Date, is expected to occur promptly following the Offer Expiration Date. The Company intends to accept for purchase at least 77.78% of Notes tendered after the Consent Expiration Date, and, subject to the Maximum Tender Amount and the proration procedures described above, any remaining Notes tendered on or prior to the Consent Expiration Date but not previously accepted for purchase. With respect to Notes validly tendered on or prior to the Consent Expiration Date, but not previously accepted for purchase on the Initial Settlement Date, holders of such Notes, if any such Notes are accepted for purchase on the Final Settlement Date, will receive the Total Consideration for such Notes, plus accrued and unpaid interest to, but not including, the Final Settlement Date.

The Company’s acceptance of and payment for the Notes tendered is not conditioned upon any minimum level of participation.

Consummation of the tender offer, and payment for the tendered Notes, is subject to the satisfaction or waiver of certain conditions described in the Statement, including the condition that the Company has completed a new debt offering resulting in sufficient net proceeds (together with available cash on hand) to fund the tender offer and consent solicitation and any related fees and expenses, as well as other customary conditions. If any of the conditions are not satisfied, the Company is not obligated to accept for purchase, purchase or pay for, and may delay the acceptance for purchase of, any tendered Notes and may even terminate the tender offer and consent solicitation. Subject to applicable law, the Company has reserved the absolute right, in its sole discretion, to at any time (i) waive any condition to the tender offer and consent solicitation and (ii) amend any of the terms of the tender offer and consent solicitation, including but not limited to the tender offer consideration or the early tender premium.

Holders may withdraw their tenders and revoke their consents at any time on or before 5:00 p.m. on August 19, 2013, unless extended.

Citigroup Global Markets Inc., Barclays Capital Inc. and BofA Merrill Lynch are acting as dealer managers for the tender offer and solicitation agents for the consent solicitation. The tender agent and information agent is Global Bondholder Services Corporation.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security.  No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 794-2200 (toll-free) or (212) 430-3774 (banks and brokers). Questions regarding the tender offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect);

Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect); or BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 387-3907 (collect).

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of business process management services for the mortgage and fleet industries. Its subsidiary, PHH Mortgage, is one of the largest originators and servicers of residential mortgages in the United States,(1) and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. PHH is dedicated to delivering premier customer service and providing value-added solutions to its clients.

(1)   Inside Mortgage Finance, Copyright 2013.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors
Jim Ballan
jim.ballan@phh.com
856-917-4311

Media
Dico Akseraylian
dico.akseraylian@phh.com
410-771-2038

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